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                                    EXHIBIT 10.4.2

                                        HONDA












                                        CIVIC





                        AUTOMOBILE DEALER'S STANDARD AGREEMENT











                            AMERICAN HONDA MOTOR CO., INC.





                                       -5-


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                                  TABLE OF CONTENTS

                     HONDA AUTOMOBILE DEALER'S STANDARD AGREEMENT


ARTICLE I:  DEFINITIONS

    1.   "HONDA MOTOR" . . . . . . . . . . . . . . . . . . . . . . . . . . .1
    2.   "DISTRIBUTOR" . . . . . . . . . . . . . . . . . . . . . . . . . . .1
    3.   "DEALER". . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
    4.   "HONDA AUTOMOBILES" . . . . . . . . . . . . . . . . . . . . . . . .1
    5.   "HONDA AUTOMOBILE PARTS". . . . . . . . . . . . . . . . . . . . . .1
    6.   "HONDA TRADEMARK" . . . . . . . . . . . . . . . . . . . . . . . . .1
    7.   "HONDA SIGN". . . . . . . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE II:  BASIC OBLIGATION

    1.   SALE AND RESALE OF HONDA AUTOMOBILES AND HONDA AUTOMOBILE PARTS . .1
    2.   DEALER'S RESPONSIBILITY FOR SALE AND PROMOTION. . . . . . . . . . .2
    3.   APPOINTMENT OF DEALERS. . . . . . . . . . . . . . . . . . . . . . .2
    4.   CONDUCT OF DEALER . . . . . . . . . . . . . . . . . . . . . . . . .2
    5.   DIRECTIVES AND POLICIES OF DISTRIBUTOR. . . . . . . . . . . . . . .2
    6.   DEALER AS INDEPENDENT BUSINESS. . . . . . . . . . . . . . . . . . .2
    7.   DEALER'S POWER AND AUTHORITY LIMITATION . . . . . . . . . . . . . .3
    8.   DISTRIBUTOR'S NON-LIABILITY . . . . . . . . . . . . . . . . . . . .3

ARTICLE III:  DEALER'S GENERAL BUSINESS REQUIREMENTS

    1.   DEALER'S BUSINESS PREMISES. . . . . . . . . . . . . . . . . . . . .3
    2.   DESCRIPTION AND PLANS OF DEALER'S PREMISES. . . . . . . . . . . . .3
    3.   EXPANSIONS AND IMPROVEMENTS OF DEALER'S PREMISES. . . . . . . . . .4
    4.   RELOCATION AND NEW DEALER'S PREMISES. . . . . . . . . . . . . . . .4
    5.   DEALER'S PERSONNEL. . . . . . . . . . . . . . . . . . . . . . . . .4
    6.   HOURS OF BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . .4
    7.   CAPITAL REQUIREMENTS. . . . . . . . . . . . . . . . . . . . . . . .4
    8.   ACCOUNTING SYSTEM . . . . . . . . . . . . . . . . . . . . . . . . .5
    9.   RECORD SUPPORTING CLAIMS. . . . . . . . . . . . . . . . . . . . . .5
    10.  EXAMINATION OF ACCOUNTS AND RECORDS . . . . . . . . . . . . . . . .6

ARTICLE IV:  SALES OF HONDA AUTOMOBILES AND HONDA AUTOMOBILE PARTS

    1.   DEALER'S RESPONSIBILITY FOR SALES . . . . . . . . . . . . . . . . .6
    2.   SALES AND MECHANICAL STAFF. . . . . . . . . . . . . . . . . . . . .6
    3.   SALES AND SERVICE RECORDS . . . . . . . . . . . . . . . . . . . . .7
    4.   CUSTOMER'S COMPLAINTS . . . . . . . . . . . . . . . . . . . . . . .7
    5.   TREATMENT OF PURCHASERS . . . . . . . . . . . . . . . . . . . . . .7

         A.   DELIVERED PRICES AND ITEMIZED INVOICES . . . . . . . . . . . .7
         B.   TRUE STATEMENT AS TO SELLING PRICES. . . . . . . . . . . . . .7
         C.   SUGGESTED RETAIL PRICES. . . . . . . . . . . . . . . . . . . .7
         D.   SALE WITHOUT OPTIONAL EQUIPMENT OR ACCESSORIES . . . . . . . .7
         E.   PRE-DELIVERY INSPECTION. . . . . . . . . . . . . . . . . . . .8

ARTICLE V:  DEALER'S HONDA AUTOMOBILE PARTS AND SUPPLIES

    1.   PROMOTION OF HONDA AUTOMOBILE PARTS . . . . . . . . . . . . . . . .8
    2.   DEALER'S PARTS DEPARTMENT REQUIREMENTS. . . . . . . . . . . . . . .8
    3.   SALE OF HONDA AUTOMOBILE PARTS. . . . . . . . . . . . . . . . . . .8
    4.   MINIMUM INVENTORY OF HONDA AUTOMOBILE PARTS . . . . . . . . . . . .9

ARTICLE VI:  CUSTOMER'S SERVICE

    1.   SERVICE TO BE PROVIDED BY DEALER. . . . . . . . . . . . . . . . . .9
    2.   SERVICE DEPARTMENT. . . . . . . . . . . . . . . . . . . . . . . . .9
    3.   REPRESENTATION OF HONDA AUTOMOBILE PARTS. . . . . . . . . . . . . .9
    4.   CONTACT WITH PURCHASERS . . . . . . . . . . . . . . . . . . . . . .9
    5.   WARRANTY DIRECTIVES AND PROCEDURES. . . . . . . . . . . . . . . . 10

ARTICLE VII:  DEALER'S PURCHASES AND INVENTORY

    1.   PRICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
    2.   ORDER AND ACCEPTANCE. . . . . . . . . . . . . . . . . . . . . . . 10
    3.   LOCAL TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
    4.   PAYMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
    5.   RESERVATION OF TITLE FOR SECURITY . . . . . . . . . . . . . . . . 11
    6.   PASSING OF TITLE AND RISK . . . . . . . . . . . . . . . . . . . . 12
    7.   EXTENT OF DISTRIBUTOR'S RESPONSIBILITY FOR DEFECTS AND DAMAGE . . 12
    8.   CLAIMS FOR INCOMPLETE DELIVERY. . . . . . . . . . . . . . . . . . 12
    9.   CHANGES OF SPECIFICATIONS . . . . . . . . . . . . . . . . . . . . 12
    10.  FAILURE OF OR DELAY IN DELIVERY . . . . . . . . . . . . . . . . . 13
    11.  RETURN OR DIVERSION ON FAILURE TO ACCEPT. . . . . . . . . . . . . 13




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    12.  INVENTORIES . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

ARTICLE VIII:  WARRANTY TO CUSTOMERS

    1.   MANUFACTURER'S WARRANTY . . . . . . . . . . . . . . . . . . . . . 14
    2.   WARRANTY TO CUSTOMERS . . . . . . . . . . . . . . . . . . . . . . 14
    3.   WARRANTY CLAIM PROCEDURE. . . . . . . . . . . . . . . . . . . . . 14
    4.   WARRANTY REGISTRATION PROCEDURE . . . . . . . . . . . . . . . . . 15

ARTICLE IX:  ESTIMATES AND REPORTS

    1.   ESTIMATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
    2.   SALES AND INVENTORY REPORTS . . . . . . . . . . . . . . . . . . . 15

ARTICLE X:  SIGNS, TRADEMARKS AND TRADENAMES

    1.   SIGNS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

         A.   PRODUCT SIGN . . . . . . . . . . . . . . . . . . . . . . . . 16
         B.   CUSTOMER SERVICE SIGN. . . . . . . . . . . . . . . . . . . . 16
         C.   OTHER NECESSARY SIGNS. . . . . . . . . . . . . . . . . . . . 16

    2.   TRADEMARKS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

         A.   EXCLUSIVE OWNERSHIP. . . . . . . . . . . . . . . . . . . . . 16
         B.   USE BY DEALER. . . . . . . . . . . . . . . . . . . . . . . . 16
         C.   DISCONTINUANCE OF USE UPON TERMINATION . . . . . . . . . . . 16
         D.   DEALER'S LIABILITY FOR FAILURE TO DISCONTINUE USE. . . . . . 17

ARTICLE XI:  ADVERTISING PROMOTIONAL PROGRAM . . . . . . . . . . . . . . . 17

ARTICLE XII:  COMPLIANCE WITH LAWS . . . . . . . . . . . . . . . . . . . . 17

ARTICLE XIII:  TERMINATION OF SALES AGREEMENT

    1.   TERMINATION BY DEALER . . . . . . . . . . . . . . . . . . . . . . 18
    2.   TERMINATION FOR CAUSE . . . . . . . . . . . . . . . . . . . . . . 18

ARTICLE XIV:  SIGNS, LITERATURE, BUSINESS NAME, ETC. UPON TERMINATION




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    1.   REMOVAL OF SIGNS. . . . . . . . . . . . . . . . . . . . . . . . . 20
    2.   LITERATURE, MANUALS, PROMOTIONAL MATERIAL, ETC. . . . . . . . . . 20
    3.   BUSINESS NAME . . . . . . . . . . . . . . . . . . . . . . . . . . 21

ARTICLE XV:  TERMINATION DELIVERIES

    1.   CANCELLATION OF ORDERS. . . . . . . . . . . . . . . . . . . . . . 21
    2.   TERMINATION DELIVERIES. . . . . . . . . . . . . . . . . . . . . . 21
    3.   EFFECT OF TRANSACTIONS AFTER TERMINATION. . . . . . . . . . . . . 22

ARTICLE XVI:  REPURCHASE OF HONDA AUTOMOBILES, HONDA
              AUTOMOBILE PARTS, SPECIAL TOOLS AND
              EQUIPMENT AFTER TERMINATION

    1.   HONDA AUTOMOBILES . . . . . . . . . . . . . . . . . . . . . . . . 23
    2.   HONDA AUTOMOBILE PARTS. . . . . . . . . . . . . . . . . . . . . . 23
    3.   SPECIAL TOOLS AND EQUIPMENT . . . . . . . . . . . . . . . . . . . 24
    4.   DELIVERY TO DISTRIBUTOR . . . . . . . . . . . . . . . . . . . . . 24
    5.   INSPECTION OF PROPERTY AT DEALER'S PREMISES . . . . . . . . . . . 24
    6.   RIGHT OF REJECTION. . . . . . . . . . . . . . . . . . . . . . . . 24
    7.   LIENS AND ENCUMBRANCES. . . . . . . . . . . . . . . . . . . . . . 25
    8.   PAYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
    9.   FREIGHT AND INSURANCE CHARGES . . . . . . . . . . . . . . . . . . 25

ARTICLE XVII:  OBLIGATIONS OF DISTRIBUTOR IN CASE OF DEATH . . . . . . . . 25

    1.   DEATH OF DEALER . . . . . . . . . . . . . . . . . . . . . . . . . 25

ARTICLE XVIII:  DISTRIBUTOR'S ASSISTANCE

    1.   ASSISTANCE IN SALE OF DEALER'S BUSINESS . . . . . . . . . . . . . 26

ARTICLE XIX:  GENERAL PROVISIONS

    1.   AUTHORITY TO SIGN FOR DISTRIBUTOR . . . . . . . . . . . . . . . . 27
    2.   ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . 27
    3.   RELEASE OF CLAIMS . . . . . . . . . . . . . . . . . . . . . . . . 27
    4.   VARIATIONS, MODIFICATIONS, AMENDMENTS . . . . . . . . . . . . . . 27
    5.   NO TRANSFER . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
    6.   NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
    7.   WAIVERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
    8.   DIVISIBILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . 28




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                     HONDA AUTOMOBILE DEALER'S STANDARD AGREEMENT


                                      ARTICLE I


DEFINITIONS

As used herein:

1.  "HONDA MOTOR" means Honda Motor Co., Ltd., a Japan corporation.

2. "DISTRIBUTOR" means American Honda Motor Co., Inc., a California corporation.

3.  "DEALER" means the authorized Honda Automobile Dealer.

4. "HONDA AUTOMOBILES" means automobiles of any model and type manufactured in whole or in part by Honda Motor and supplied to Dealer by Distributor.

5. "HONDA AUTOMOBILE PARTS" means parts, accessories and optional equipment for Honda Automobiles which are manufactured by or for Honda Motor or Distributor and title to which passes through Distributor.

6. "HONDA TRADEMARK" means any trademark, service mark, or other identifying word, emblem, insignia, symbol, slogan, design or indicia now or during the term of this Agreement claimed or adopted by Honda Motor or Distributor to distinguish Honda Automobiles, Honda Automobile Parts, or services related thereto, including but not limited to "HONDA," "H," "HM," "AHM," and the wing design.

7. "HONDA SIGN" means any sign displaying any Honda Trademark, including but not limited to, the standard Customer's Service Sign.





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                                      ARTICLE II


BASIC OBLIGATION

1.  SALE AND RESALE OF HONDA AUTOMOBILES AND HONDA AUTOMOBILE PARTS:

         Subject to the provisions of this Agreement, Distributor shall sell and deliver Honda Automobiles and Honda Automobile Parts to Dealer for resale and assist the Dealer and its operation relating to the resale of and customers' service for Honda Automobiles and Honda Automobile Parts.

2.  DEALER'S RESPONSIBILITY FOR SALE AND PROMOTION:

         Dealer assumes the responsibility for the promotion and sale of Honda Automobiles, Honda Automobile Parts, and rendering customers' service for Honda Automobiles within an area in which the Dealer's premises are located, which is herein referred to as "AREA OF RESPONSIBILITY" and agrees to devote his principal efforts to such area.

3.  APPOINTMENT OF DEALERS:

         Distributor reserves the right to appoint one or more authorized Honda Automobile Dealers in the above mentioned "Area of Responsibility" as Distributor may, from time to time, determine necessary.

4.  CONDUCT OF DEALER:

         In the operation of its business, Dealer shall protect the reputation and goodwill of Honda Automobiles, Honda Automobile Parts and other Honda products, of Honda Motor and Distributor and shall refrain from all conduct and activities which might be detrimental and reflect adversely upon the reputation of Honda Automobiles, Honda Automobile Parts and other Honda products or Honda Motor or Distributor or are contrary to good business practices or to any laws, statutes, rules and regulations affecting the operation of a retail automobile business and shall not engage in any discourteous, deceptive, misleading or unethical practices or activities, but shall give prompt, efficient and courteous service to its customers and actively and honestly promote the sale of Honda Automobiles and Honda Automobile Parts.




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5.  DIRECTIVES AND POLICIES OF DISTRIBUTOR:

         In the operation of Dealer's business and in the sale and promotion of Honda Automobiles and Honda Automobile Parts and in rendering customers' service and in all other activities pursuant to any provisions of this Agreement, Dealer shall abide by all reasonable directives and policies of Distributor. Distributor shall periodically evaluate Dealer's business operation and may require Dealer to make any reasonable adjustments necessary to uphold and protect the reputation and goodwill of Honda Automobiles including Honda Automobile Parts.

6.  DEALER AS INDEPENDENT BUSINESS:

         Dealer represents and shall transact and operate his business in accordance with the provisions of this Agreement as an independent business on its own behalf and its own account.

7.  DEALER'S POWER AND AUTHORITY LIMITATION:

         Dealer has no power or authority or right to act as an agent or otherwise for the account or on behalf of Honda Motor or Distributor or to assume or create any obligation or responsibility, expressed or implied, for or in behalf of Honda Motor or Distributor or to bind Honda Motor or Distributor in any manner whatsoever.

8.  DISTRIBUTOR'S NON-LIABILITY:

         Distributor shall not be liable or responsible whatsoever for any expenditures made or obligations, indebtedness or liability incurred by Dealer in connection with Dealer's performance of its obligations under this Agreement.


                                     ARTICLE III

DEALER'S GENERAL BUSINESS REQUIREMENTS

1.  DEALER'S BUSINESS PREMISES:

         To provide proper Honda Automobile and Honda Automobile Parts representation commensurate with the reputation and goodwill attached to the name "Honda" and to facilitate the proper sales and servicing of Honda Automobiles and Honda Automobile Parts, Dealer will maintain business premises satisfactory to Distributor with respect to appearance, location, size of buildings, space allotments and adequate layout as well as equipment, showroom, office, storage space, used car lot, body repair and paint shop, if any, parking facilities, workshop and service operation; each of which shall comply with the standards, policies and directives of Distributor as developed in proportion to the number of Honda Automobiles and Honda Automobile Parts that may reasonably be expected to be sold and serviced by Dealer.

2.  DESCRIPTION AND PLANS OF DEALER'S PREMISES:

         For the purpose of identifying the business premises and providing satisfactory evidence that said business premises are in compliance with Distributor's standards, policies and directives as specified in Paragraph 1 of Article III, Dealer will submit to Distributor as Exhibit A of this Agreement, a complete and full description and plans of the location, land, building and all other requirements as contained in Paragraph 1 of Article Ill herein. Such description and/or plans shall be submitted on a "Description and Plan of Dealer's Premises" form to be furnished by Distributor and must be approved in writing by Distributor.

3.  EXPANSIONS AND IMPROVEMENTS OF DEALER'S PREMISES:

         If during the term of this Agreement, expansion of Dealer's premises is necessary to properly sell and service customers, it is agreed that Dealer and Distributor will enter into a bona fide and good faith negotiation to determine the extent of improvements necessary to fulfill the requirements of such expansion of business. Upon agreement by Distributor and Dealer of any change of said description and/or plans, a new "Description and Plans of Dealer's Premises" shall be prepared, signed by Dealer, and approved by Distributor in writing.

4.  RELOCATION AND NEW DEALER'S PREMISES:

         Once a Dealer has established its business facilities at a location mutually satisfactory to Dealer and Distributor, Dealer will not move to or establish a new or different location, branch sales office, branch service establishment or any place or business including any used automobiles or truck lots or location without first obtaining a written approval of Distributor.

5.  DEALER'S PERSONNEL:

         Dealer shall at all times employ for its business qualified and competent personnel for sale of Honda Automobiles and sale of used automobiles and for sale of Honda Automobile Parts and for servicing Honda Automobiles in such numbers and in such capacities as required according to Distributor's standards, policies and directives for Dealer's satisfactory operation. Dealer, at its cost, shall cause such of its qualified personnel, who may come within the scope of any training courses conducted by Distributor, to attend such training whenever Distributor specifies that attendance is required and will use such material and information as may be specified from time to time by Distributor.

6.  HOURS OF BUSINESS:

         During the term of this Agreement the Dealer shall operate its business at its premises during and for not less than the customary business days and hours of the trade in Dealer's area.

7.  CAPITAL REQUIREMENTS:

         Dealer and Distributor fully understand that a successful operation of Dealer's business will to a great extent depend on the amount of net working capital, owner's equity and line of credit with which Dealer maintains its business operations, and, therefore, Dealer agrees that it will at all times maintain as its minimum net working capital, owner's equity and lines of credit in accordance with the amount set forth in a separate minimum net working capital agreement to be executed by Dealer and Distributor at the time of the execution of this Agreement. If due to changed conditions, Distributor shall deem it necessary to materially increase or decrease the amount of minimum net working capital, owner's equity or line or lines of credit for Dealer to properly operate its business, Dealer agrees to maintain the revised amount of minimum net working capital, owner's equity, or line or lines of credit, as the case may be deemed necessary by Distributor, to meet such changed conditions for the proper operation of Dealer's business and Dealer and Distributor agree to execute a new Sales Agreement, thereof setting forth such revised amounts. If the amounts thereof are increased or decreased, Dealer will meet the new minimum net working requirements within the time agreed upon by Dealer and Distributor.

8.  ACCOUNTING SYSTEM:

         In order that Distributor may obtain satisfactory and adequate financial operation data and information concerning Dealer's business operation to enable Distributor to formulate policies beneficial to Dealer's interest and for the promotion and sales of Honda Automobiles and Honda Automobile Parts, it is agreed Dealer will use and keep up-to-date an accounting system of the type which will meet the accepted accounting practices of the accounting profession and satisfactory to Distributor, and upon request by Distributor, Dealer will furnish to Distributor by the fifteenth (15th) day of each month, a complete and accurate financial and operation statement on forms furnished or approved by Distributor with such supporting data as Distributor might request covering the period of operation so designated, and showing a true and actual account of Dealer's business. In addition, if the Dealer is, at the time of the execution of this Agreement or thereafter, engaged in the sale of any other product or service, Dealer shall maintain and keep separate records and books relating to the sales of Honda Automobiles and Honda Automobile Parts and servicing of Honda Automobiles so that Distributor shall be fully advised of all matters relating to transactions of Dealer pursuant to the terms of this Agreement; and Dealer shall furnish Distributor with one (1) copy of a certified profit and loss statement and balance sheet of Honda products and services consolidated statement for all products and services monthly.

9.  RECORD SUPPORTING CLAIMS:

         Dealer will prepare, keep up-to-date and retain records in support of application for reimbursement of warranty policy work performed by Dealer, and application for discounts, allowances, refunds or credits, in accordance with the policies, procedures and directions formulated by Distributor.

10. EXAMINATION OF ACCOUNTS AND RECORDS:

         Dealer will permit, at any reasonable business hours, an examination of its accounts and records to be made by person or persons in the employ of or acceptable to Distributor.


                                      ARTICLE IV

SALES OF HONDA AUTOMOBILES AND HONDA AUTOMOBILE PARTS

1.  DEALER'S RESPONSIBILITY FOR SALES:

         Dealer will use its best and principal efforts in promoting sales performance of Honda Automobiles and Honda Automobile Parts and rendering service to owners of Honda Automobiles satisfactory to Distributor in Dealer's Area of Responsibility, and agrees to meet Sales Quotas as may be determined by Distributor as hereinafter provided. Dealer's sales performance shall be evaluated, based an such reasonable criteria as Distributor may determine from time to time, which may include but not be limited to the relative sales of New Honda Automobiles by Dealer in comparison with sales of other makes of automobiles in such area, with the nationwide, statewide or local sales of New Honda Automobiles, with sales of New Honda Automobiles in comparative trade areas, development of Dealer's sales performance over reasonable sales time, the availability and the delivery of Honda Automobiles to Dealer, and local conditions, including but not limited to geographic location, climate, population, transportation facilities and general shopping habits of the buying public directly affecting such sales performance, and reasonable Sales Quotas likewise determined by Distributor from time to time. When two or more Honda Automobile Dealers are located within Dealer's Area of Responsibility, evaluations of the sales performance of Dealer shall be based upon Dealer's contribution to the combined sales performance of all New Honda Automobiles in such area, Dealer's sales participation experience within such area, and consideration of all the other sales performance factors hereinabove set forth.

2.  SALES AND MECHANICAL STAFF:

         Dealer shall at all times maintain a staff of competent salesmen and a selling and customer relations organization adequate to take care of its sales potential. Dealer shall employ Distributor-trained and certified service technicians in such manners and capacities as specified according to Distributor's standards, policies and directives to service the owners of Honda Automobiles in Dealer's Area of Responsibility.

3.  SALES AND SERVICE RECORDS:

         Dealer will keep separate, complete and current records pertaining to sales and servicing of Honda Automobiles and Honda Automobile Parts and will permit Distributor or its designee or designees at any reasonable business hours to inspect such records.

4.  CUSTOMER'S COMPLAINTS:

         Dealer will receive, investigate and handle all complaints made by owners of Honda Automobiles promptly, courteously and efficiently in order to secure and maintain the goodwill of the public toward Dealer, Distributor and Honda Automobiles, and any complaint received by Dealer which cannot be readily remedied by Dealer shall be promptly reported in detail to Distributor.

5.  TREATMENT OF PURCHASERS:

    A.   DELIVERED PRICES AND ITEMIZED INVOICES:

         Dealer will inform purchasers of Honda Automobiles and any Parts of purchasers' delivered prices and give them an itemized invoice covering the details of their purchases.




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

    B.   TRUE STATEMENT AS TO SELLING PRICES:

         Dealer will not make any misleading statements or misrepresentations as to the items making up the total selling price of a New Honda Automobile, Honda Automobile Parts, or as to the prices related to such items.

C.   SUGGESTED RETAIL PRICES:

         Dealer hereby fully understands that any suggested retail price which may be issued by Distributor pursuant to applicable laws is merely a suggested price and no Dealer is required to sell any Honda Automobiles or Honda Automobile Parts at such suggested retail prices.

    D.   SALE WITHOUT OPTIONAL EQUIPMENT OR ACCESSORIES:

         Dealer recognizes that a retail customer has the right to purchase
         New Honda Automobile without being required to purchase any optional equipment or accessories, which the purchaser does not want unless such equipment or accessories are required under applicable law or regulations. Dealer shall remove such optional equipment or accessories not desired by customer or will immediately order a New Honda Automobile without such optional equipment or accessories.

    E.   PRE-DELIVERY INSPECTION:

         Dealer will inspect, test and condition each New Honda Automobile before delivering it to customer in accordance with Distributor's Pre-Delivery and Inspection Schedule, except wholesale sales to other authorized Honda Automobile Dealers. Dealer agrees to promptly submit verification to Distributor, on the forms provided by Distributor, that the Pre-Deliver Inspection has been properly performed by a Distributor-trained and certified service technician.

                                      ARTICLE V

DEALER'S HONDA AUTOMOBILE PARTS SUPPLIES

1.  PROMOTION OF HONDA AUTOMOBILE PARTS:

         Dealer will use its best efforts to promote the sales of Honda Automobile Parts in the Dealer's Area of Responsibility including use of such means as may be specified from time to time by Distributor's directives and suggestions.

2.  DEALER'S PARTS DEPARTMENT REQUIREMENTS:

         In the operation of Dealer's Parts Department, Dealer shall comply with such reasonable standards or requirements as Distributor shall from time to time define, and Dealer shall at all times employ qualified and competent parts manager, parts clerk and parts employee and in such number as may be required to satisfactorily manage and operate such Parts Department, and use forms prescribed by Distributor, and at all times give prompt and careful attention to owners of Honda Automobiles.

3.  SALE OF HONDA AUTOMOBILE PARTS:

         Dealer shall not sell or offer for sale as Honda Automobile Parts, or as parts approved by Honda Motor or Distributor, any parts which are not in fact, respectively, Honda Automobile Parts, or parts expressly approved by Honda Motor or Distributor, and in no event shall Dealer sell or offer for sale or use in connection with Honda Automobiles any parts or accessories which are not permitted to be sold under the standard set forth pursuant to the National Traffic and Motor Vehicle Safety Act of 1966 as amended.

4.  MINIMUM INVENTORY OF HONDA AUTOMOBILE PARTS:

         Dealer will carry in stock at all times during the term of this Agreement reasonable inventory of Honda Automobile Parts to render proper service to owners of Honda Automobiles in Dealer's Area of Responsibility.

                                      ARTICLE VI

CUSTOMER'S SERVICE

1.  SERVICE TO BE PROVIDED BY DEALER:

         Dealer shall provide the best possible service to any Honda Automobile owner who may request such service from Dealer, including performance of warranty repairs, and shall use its best efforts and endeavor to promote customer's service.

2.  SERVICE DEPARTMENT:

         In the operation of Dealer's Service Department, Dealer agrees to comply with such standards as Distributor may from time to time define; Dealer shall at all times indicate the location of the Service Department through a customer service sign in accordance with the directives of Distributor; shall purchase and maintain all general tools, special tools and equipment required by Distributor to property service Honda Automobiles; shall provide Distributor with verification per Exhibit B of this Agreement, that all required tools and equipment are available on Dealer's premises and in good operating condition for use on Honda Automobiles; shall employ qualified and competent service manager, service writer, shop foreman, experienced, competent and Distributor-trained technician and other service employee and in such numbers as may be required by Distributor; shall use Honda service promotional material and workshop forms prescribed by Distributor; shall properly execute all service and repair work with respect to Honda Automobiles; and shall provide prompt and careful service for owners of Honda Automobiles.

3.  REPRESENTATION OF HONDA AUTOMOBILE PARTS:

         Dealer shall not represent as New Honda Automobile Parts or as new parts approved by Honda Motor or Distributor other than New Honda Automobile Parts or new parts expressly approved by Honda Motor or Distributor.

4.  CONTACT WITH PURCHASERS:

         Dealer will furnish owners of Honda Automobiles prompt, courteous and efficient service and will establish regular contact by correspondence, or otherwise, with all persons who purchased Honda Automobiles from Dealer.

5.  WARRANTY DIRECTIVES AND PROCEDURES:

         Distributor shall from time to time issue directives or policies on Dealer's warranty procedures and adjustments which will be reviewed periodically by Distributor to assure the handling of adjustments and warranty problems properly and efficiently, to maintain maximum benefits to Dealer and Distributor and to foster goodwill of owners of Honda Automobiles and good relationship toward Dealer, Distributor and Honda Automobiles. Any change or modification of such directives or policies shall become effective three (3) days after mailing of such notice to Dealer.


                                     ARTICLE VII

DEALER'S PURCHASES AND INVENTORY

1.  PRICES:

         Distributor shall sell Honda Automobiles and Honda Automobile Parts to Dealer at such prices and upon such terms as may be established from time to time by Distributor. Dealer shall pay any and all sales taxes, use taxes, State excise taxes and other governmental or municipal charges imposed or levied or based upon the sale of Honda Automobiles or Honda Automobile Parts by Distributor to Dealer. In the event of any increase or decrease of the prices established by Distributor, Dealer shall have the right to cancel all orders for Honda Automobiles affected by such increase or decrease which are pending and unfilled at the time Dealer obtains written notice of the increase or decrease from Distributor, provided that Distributor be notified in writing of such cancellation within ten (10) days from the time Dealer receives such notice, and provided that such order or orders have not been shipped by Distributor to Dealer.

2.  ORDER AND ACCEPTANCE:

         Dealer shall furnish its orders for Honda Automobiles and Honda Automobile Parts to Distributor on forms supplied by Distributor at such time or times and for such period or periods as Distributor reasonably may require from time to time, and all such orders may be accepted by Distributor in whole or as to any part thereof. All orders of Dealer shall be binding upon it unless and until they are rejected in writing by Distributor, provided, however, that in the event of a partial acceptance by Distributor, Dealer shall no longer be bound with respect to the parts of the order not accepted. In the event of shortage or restricted supply, Dealer gives Distributor the right to allocate such supply in any reasonable manner Distributor deems fit in any geographical market area.

3.  LOCAL TAXES:

         With each order furnished by Dealer to Distributor, Dealer represents and warrants, as of the date of the purchase of the Honda Automobiles or Honda Automobile Parts ordered, that all Honda Automobiles, Honda Automobile Parts and similar items purchased from Distributor are purchased by Dealer for resale in the ordinary course of Dealer's business and that Dealer has complied with all the pertinent provisions of local law prerequisite to the collection and payment by Dealer of all sales taxes, use taxes, State excise taxes and other governmental or municipal charges applicable to all such purchases or resale transactions and will furnish evidence thereof to Distributor upon request. In the event that any Honda Automobiles, Honda Automobile Parts or other tangible property purchased from Distributor are put to a taxable use by Dealer, or are in fact purchased by Dealer for purposes other than resale in the ordinary course of Dealer's business, Dealer shall make timely return and payment to the appropriate taxing authorities, of all applicable sales taxes, use taxes, State excise taxes and other governmental or municipal charges imposed or levied or based upon the sale of such Honda Automobiles or Honda Automobile Parts or other tangible property by Distributor to Dealer, and shall hold Distributor free and harmless from any and all claims and demands which may be made by such taxing authorities with respect thereto.

4.  PAYMENTS:

         Dealer shall make payment at the time and upon the conditions specified in Distributor's established terms of payment. Delivery of any checks or instruments of payment, other than actual cash, shall not constitute payment until Distributor shall have collected actual cash in the full amount thereof. Dealer shall pay all collection charges and costs of exchange, if any, incurred in connection with its payments.

5.  RESERVATION OF TITLE FOR SECURITY:

         Except where the invoice may show a sale on credit, title to the Honda Automobiles or Honda Automobile Parts sold by Distributor to Dealer shall remain with Distributor to secure the payment therefor, and Distributor shall have the right to stop such shipment in transit and to repossess, retake and resell said Honda Automobiles or Honda Automobile Parts and give credit therefor, and Dealer shall bear the cost of transportation and sale thereof, if any, if Distributor shall elect to sell.

6.  PASSING OF TITLE AND RISK:

         Except for reservation of title in Distributor as provided in
    Article VII, Paragraph 5 supra, the title to Honda Automobiles and Honda Automobile Parts sold by Distributor to Dealer, and all risks and peril thereto shall pass to Dealer at the time of their delivery to Dealer, Dealer's agent or carrier at the place of delivery specified in accordance with the Distributor's established terms of delivery and during all subsequent transportation; and it shall be up to Dealer to insure such risks for its benefit and at its expense.

7.  EXTENT OF DISTRIBUTOR'S RESPONSIBILITY FOR DEFECTS AND DAMAGE:

         As between Distributor and Dealer only, Distributor assumes responsibility for damage of Honda Automobiles and Honda Automobile Parts caused during storage by Distributor or prior to delivery to Dealer, Dealer's agent or carrier at the place of delivery specified in Distributor's terms of delivery, provided Dealer notes nature and extent of damage on carrier's delivery receipt and notifies Distributor not more than five (5) days after delivery. Distributor assumes responsibility for concealed damage provided that carrier and Distributor are properly notified of the nature and extent of such damage not more than forty-eight (48) hours after delivery in accordance with the directives and policies of Distributor.

         Dealer shall cause all such defects or damage to be repaired fully in accordance with the standards, directives and policies of Distributor to a level not less than the original condition before such damage was incurred.

8.  CLAIMS FOR INCOMPLETE DELIVERY:

         All claims for incomplete delivery of Honda Automobiles or Honda Automobile Parts ordered by Dealer must be properly submitted to Distributor not more than five (5) days after Dealer receives shipment, provided that, in the case of automobile shipments, all shortages are noted on the carrier's delivery receipt.

9.  CHANGES OF SPECIFICATIONS:

         Distributor reserves the right, at any time, to change or modify, without notice, any specifications, design or model of Honda Automobiles and Honda Automobile Parts. In the event of any change or modification with respect to any Honda Automobiles or Honda Automobile Parts, Dealer shall not be entitled to have such or similar change or modification with respect to any Honda Automobiles or

    Honda Automobile Parts already ordered or purchased by Dealer and shipped to Dealer or in Dealer's possession, except as may be required by applicable law.

10. FAILURE OF OR DELAY IN DELIVERY:

         Neither Distributor nor Honda Motor shall be under any liability whatsoever to Dealer or to its customer for failure to deliver, or for delay in making delivery pursuant to orders of Dealer accepted by Distributor if such failure or delay is due, in whole or in part, to the fact that delivery or timely delivery was rendered impossible or more burdensome than it would have been in the normal course of business by any event, whether foreseen or foreseeable or not, including any event in the nature of acts of God, acts of providence, foreign or civil wars, riots, interruptions of navigation or transportation, shipwrecks, strikes, lockout, other labor troubles in place of business of Distributor or its supplies, embargoes, blockades, fires, explosions, any labor, material, transportation or utility shortage, failures of Honda Motor or of any other supplier of Distributor to deliver, or delay of Honda Motor or of any other supplier in making delivery and any cause beyond control of Distributor, the foregoing specific events having listed herein only by way of illustration and not by way of limitation.

11. RETURN OR DIVERSION ON FAILURE TO ACCEPT:

         If without fault on part of Distributor, Dealer should fail or refuse to accept delivery of any Honda Automobiles or Honda Automobile Parts ordered by Dealer, Dealer shall pay Distributor the amount of all expenses incurred by Distributor in shipping such Honda Automobiles or Honda Automobile Parts to Dealer and expenses of returning them to the original place of shipment or in directing them to another destination, as determined by Distributor; but in no event shall the cost to Dealer for returning such non-accepted items be in an amount in excess of the expenses of returning such Honda Automobiles or Honda Automobile Parts to their original place of shipment. In the event, such Honda Automobile Parts be returned to a warehouse of Distributor, Dealer shall pay, in addition to said expenses, restocking charges of such Honda Automobile Parts according to terms established by Distributor.

12. INVENTORIES:

         Dealer shall acquire and at all times maintain at least such minimum inventory of Honda Automobiles and Honda Automobile Parts as may be reasonably determined from time to time by Distributor, but this obligation shall be subject to the ability of Distributor to supply the products ordered by Dealer. Dealer also shall have available at all times for purposes of demonstration the number of Honda Automobiles of the most current models and types, as reasonably requested by Distributor in accordance with the volume of Dealer's business, and shall keep the same at all times in first class operating condition. Dealer shall increase from time to time, as may be reasonably requested by Distributor, its minimum inventory of Honda Automobiles and Honda Automobile Parts and the number of Honda Automobiles held by it for the purpose of demonstration.


                                     ARTICLE VIII

WARRANTY TO CUSTOMERS

1.  MANUFACTURER'S WARRANTY:

         New Honda Automobiles and New Honda Automobile Parts supplied to Dealer by Distributor will be warranted by Distributor only in accordance with the manufacturer's or Distributor's written warranty to customers as may be furnished to Dealer from time to time by Distributor be distributed to its retail consumers, which warranty may be amended or modified at any time by Distributor. OTHER THAN THE WARRANTY CONTAINED IN SAID MANUFACTURER'S OR DISTRIBUTOR'S WRITTEN WARRANTY, NEITHER DISTRIBUTOR NOR HONDA MOTOR MAKES ANY WARRANTY WHATSOEVER, EXPRESSED OR IMPLIED, AS TO THE QUALITY OR CONDITION OF HONDA AUTOMOBILES OR HONDA AUTOMOBILE PARTS TO BE SUPPLIED BY IT TO DEALER, INCLUDING, BUT NOT BY WAY OF LIMITATION, THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSES OF SUCH HONDA AUTOMOBILES OR HONDA AUTOMOBILE PARTS AND ASSUMES NO LIABILITY WHATSOEVER, WHETHER FOR DIRECT, INDIRECT OR CONSEQUENTIAL DAMAGES, OR IN ANY OTHER WAY, IN CONNECTION WITH SUCH CONDITION.

2.  WARRANTY TO CUSTOMERS:

         Dealer shall make all sales of Honda Automobiles and Honda Automobile Parts in such manner that the customers shall acquire all rights accorded thereto by the Manufacturer's or Distributor's written warranty as amended from time to time by Distributor, to the exclusion of any other, further or different warranty from or on behalf of Honda Motor or Distributor.

3.  WARRANTY CLAIM PROCEDURE:

         Procedures for the processing and disposition of warranty claims and for the return and disposition of Honda Automobile Parts claimed to be defective, and payment and credit therefor shall be established from time to time by Distributor. Dealer shall comply with all the requests of Distributor for the performance of services pursuant to warranty claims.

4.  WARRANTY REGISTRATION PROCEDURE:

         Dealer agrees to notify Distributor of the sale of each New Honda Automobile, or used Honda Automobile, if still under warranty, on such forms as prescribed by Distributor in accordance with policies and procedures established from time to time by Distributor.


                                      ARTICLE IX

ESTIMATES AND REPORTS

1.  ESTIMATES:

         To enable Distributor to estimate requirements for future delivery, Dealer will furnish Distributor every month by the time specified by Distributor with a monthly estimate of Dealer's requirements of New Honda Automobiles on a form provided by Distributor for a period of time as may be designated by Distributor.

2.  SALES AND INVENTORY REPORTS:

         To assist Distributor in the evaluation of current market trends and adjustments of established current and future shipment schedule, Dealer will furnish Distributor every month by the time specified by Distributor with monthly sales and inventory reports of Honda Automobiles, on forms furnished by Distributor. Such reports shall show separately detail sales of both new and used Honda Automobiles and new and used automobiles other than Honda Automobiles made during such period, separate detailed inventory of both new and used Honda Automobiles and unfilled orders for Honda Automobiles on hand at the end of each month. Dealer shall also furnish Distributor with such daily interim sales and inventory reports, on forms furnished by Distributor, as Distributor may reasonably require in evaluating Dealer's current sales and inventory. Such daily interim sales and inventory reports shall be furnished to Distributor within the time as may be requested by Distributor.

                                      ARTICLE X

SIGNS, TRADEMARKS AND TRADENAMES

1.  SIGNS:

         Dealer will purchase, erect and maintain at Dealer's expense the following signs, except those prohibited by applicable law, statute or ordinance.

    A.   PRODUCT SIGN:

         A standard Honda electric sign authorized by Distributor in a conspicuous place outside Dealer's showroom.

    B.   CUSTOMER SERVICE SIGN:

         The standard service sign authorized by Distributor in a suitable location on the outside of Dealer's place of business. Other service signs shall be placed in conspicuous locations to direct customers requiring use of Dealer's servicing facilities.

    C.   OTHER NECESSARY SIGNS:

         Such other signs as Distributor approves in writing and is deemed necessary to advertise Dealer's business property. All Honda Signs, other than above described, must be first approved in writing by Distributor before installation.

2.  TRADEMARKS:

    A.   EXCLUSIVE OWNERSHIP:

         Dealer agrees that Honda Motor and/or Distributor are the owners of and are entitled to the exclusive use of the various Honda Trademarks.

    B.   USE BY DEALER:

         Dealer is granted during the term of this Agreement the non-exclusive privilege of displaying the Honda Trademarks in connection with the sale, offering for sale and servicing of Honda Automobiles and Honda
    Automobile Parts, of using such trademarks in the business name of Dealer under which Dealer's Honda Automobile business is conducted, and upon prior and separate written approval of Distributor, provided, however, that Dealer shall discontinue the display or use of any Honda Trademark or change the manner in which any such trademark is displayed or used when requested to do so by Distributor. Dealer agrees that any use or display of the Honda Trademarks inures solely to the benefit of Honda Motor and/or Distributor, including all goodwill. Dealer agrees that it shall not use such trademarks in its corporate name.

    C.   DISCONTINUANCE OF USE UPON TERMINATION:

         Dealer agrees that the above granted privilege is automatically revoked upon termination or expiration without renewal of this Agreement and that there is no continuing or other right or license to use or display the Honda Trademarks. Dealer agrees that if any such trademark is used in Dealer's business name or in signs, advertising or in any other manner by Dealer, Dealer will, upon termination or expiration without renewal of this Agreement, immediately discontinue, at is own expense, all such use and display thereof. See Article XIV, infra.

    D.   DEALER'S LIABILITY FOR FAILURE TO DISCONTINUE USE:

         If dealer shall refuse or neglect to keep and perform the provisions of Section 2, subsections A, B or C, of this Article X or Sections 1, 2 or 3 of Article XIV, Dealer shall reimburse Honda Motor and/or Distributor for all costs, attorney's fees and other expenses incurred by Honda Motor and/or Distributor in connection with legal action to require Dealer to comply therewith.


                                      ARTICLE XI

ADVERTISING PROMOTIONAL PROGRAM

         Dealer agrees to actively advertise Honda Automobiles and Honda Automobile Parts and to display appropriate signs required by Distributor and to cooperate to the greatest reasonable extent with all promotional programs of Distributor and to protect Dealer's customers and the public and to maintain the goodwill and reputation of Honda Automobiles and Honda Automobile Parts. Dealer will not advertise or trade in Distributor's products in such a way as to be injurious or detrimental to such goodwill and reputation and will not publish, advertise or use any form of advertising matter or media objectionable to Distributor, and will discontinue immediately any advertising objected to by Distributor.

                                     ARTICLE XII

COMPLIANCE WITH LAWS

         Dealer shall at all times hereunder operate and conduct its business in full compliance with all Federal, State, County, or City statutes, laws, rules, regulations and ordinances, particularly the applicable State
    Motor Vehicle Code, the National Traffic and Motor Vehicle Safety Act of 1966 and all amendments thereto, and all federal or state trade regulation laws. Dealer agrees to fully cooperate and comply immediately with any directives or instructions of Distributor pertaining to matters concerning compliance with said National Traffic and Motor Vehicle Act of 1966, or with rules, regulations and standards promulgated by the Secretary of Transportation or the Traffic Safety Administrator.


                                     ARTICLE XIII

TERMINATION OF SALES AGREEMENT

1.  TERMINATION BY DEALER:

         Dealer may terminate this Agreement by serving upon Distributor written notice of termination, by certified or registered mail addressed to Distributor at its home office. Such termination to be effective thirty (30) days after actual receipt by Distributor of such Notice.

2.  TERMINATION FOR CAUSE:

         A. If Dealer breaches, violates or defaults under any obligation of Dealer set forth in this Agreement or in connection with any conduct or any transaction between Distributor and Dealer within the scope of this Agreement, Distributor may terminate this Agreement by giving Dealer written notice of termination by certified or registered mail addressed to Dealer at its place of business to be effective sixty (60) days after receipt of such notice. This provision shall not in any way be construed to limit or restrict Distributor's rights to cancel this Agreement as otherwise herein provided.

         B. Distributor may, at its option, forthwith terminate this Agreement for cause by notifying Dealer by certified or registered mail or telegraph. The following events shall be considered sufficient cause for the forthwith termination of this Agreement; such causes are enumerated in this Agreement only by way of illustration and not by way of limitation.

              1. Failure by Dealer or Distributor to secure and maintain any license necessary for the conduct of Dealer or Distributor of its business pursuant to this Agreement or the expiration without renewal, or suspension, or revocation of any such license.

              2. Any transfer or attempted transfer by Dealer of the whole or any part of this Agreement or any interest therein or any right or obligation thereunder, without the prior written consent of Distributor subject to laws of state in which Dealer is located.

              3. Insolvency of Dealer or the voluntary commencement by Dealer or the involuntary commencement against Dealer of any proceedings under the Bankruptcy Act or under any State insolvency law, which is not vacated within ten (10) days from the institution thereof; or the appointment of a receiver or other officer having similar powers for Dealer or Dealer's business who is not removed within ten (10) days from appointment thereof; or any levy under attachment, garnishment or execution or similar process which is not within ten (10) days vacated or removed by payment or bonding.

              4. Any change, whether voluntary or by operation of law, in the legal or beneficial ownership of or in the executive power or responsibility in Dealer without the prior written consent of Distributor.

              5. Any disagreement or personal difficulty between or among partners or stockholders of Dealer or in the management of Dealer which in the Distributor's opinion may adversely affect the conduct of Dealer's business, or the presence in the management of Dealer or any person who in the Distributor's opinion does not have or no longer has requisite qualifications for his position.

              6. Impairment of reputation or the financial standings of Dealer or of any partner, stockholder or officer of Dealer subsequent to the execution of this Agreement, or the ascertainment by Distributor of any facts existing at or prior to the time of execution of this Agreement which tend to impair such reputation or financial standings, or if Dealer is in default of any obligations or debts due to Distributor or if Dealer's account with Distributor becomes delinquent.

              7. Submission by Dealer of any false or fraudulent application, report or statement, or false or fraudulent claim for reimbursement, refund or payment, including, but not by way of limitation, false and fraudulent warranty claims.

              8. Conviction in any court of competent jurisdiction of Dealer or of any partner, stockholder, or officer of Dealer for any crime or violation of law, if in the opinion of Distributor such conviction may adversely affect the conduct of Dealer's business or tend to be harmful to the goodwill of Honda Motor or Distributor to the reputation of Honda Automobiles, Honda Automobile Parts or other Honda products.

              9. Should Dealer enter into any agreement, understanding, or contract, oral or written, with any other Dealer or Dealers with the purpose of fixing prices of Honda Automobiles or Honda Automobile Parts.

              10. Death or incapacity (for reasons of health) of Dealer, if an individual, or of a partner of Dealer, if a partnership, or dissolution or liquidation of Dealer, if a partnership or a corporation.

              11. Failure of Dealer to maintain dealership operations as a going business, open during customary business hours, for seven consecutive business days except if such failure is due to causes beyond Dealer's control and is without Dealer's fault or negligence.

              12. Termination of Distributor's Franchise as a Honda Automobile Distributor.

              13. Failure of Dealer to perform the required pre-delivery inspection, testing and conditioning services and procedural requirements relating thereto.

              14. Failure of Dealer to make improvements, alterations, or modifications of its business premises which Dealer has agreed or represented to Distributor that Dealer shall make or do.

              15. Discontinuance of the Automobile Series for which Dealer holds this Sales Agreement.

         C. Termination of this Agreement is subject to state laws and procedures in which the Dealer is located.

                                     ARTICLE XIV

SIGNS, LITERATURE, BUSINESS NAME, ETC. UPON TERMINATION

1.  REMOVAL OF SIGNS:

         Upon termination or expiration without renewal of this Agreement, Dealer shall forthwith remove, at its own expense, all authorized signs which are displayed at the premises for which this dealership was granted, and sell and deliver the same to Distributor at Dealer's place of business or such other place as may be designated by Distributor, labelled and packaged in suitable containers for transportation. Distributor shall pay Dealer such price for such Honda signs as reasonably shall be determined by Distributor, provided, however, that such price shall in no event be less than Dealer's cost price for such signs reduced by straight line depreciation on the basis of a useful life of five years except Distributor shall not be required to pay for any signs not purchased by Dealer for use or display at the premises for which this dealership was granted. Dealer agrees to forthwith destroy all unauthorized signs.

2.  LITERATURE, MANUALS, PROMOTIONAL MATERIAL, ETC.:

         Upon termination or expiration without renewal of this Agreement, Dealer shall deliver to Distributor at Distributor's place of business, or to a third person designated by Distributor, or destroy upon request by Distributor, any and all technical or service literature, advertising and other printed material, then in Dealer's possession or under its control, which relates to Honda Automobiles or Honda Automobile Parts, and which was obtained by Dealer from Distributor. Distributor shall pay Dealer therefor a reasonable amount as determined by Distributor, provided Dealer was charged therefor by Distributor. Dealer shall at its own expense destroy all other printed material, including business stationery, bearing any Honda Trademark or referring to Honda Automobiles or Honda Automobile Parts in any way which might make it appear that Dealer is still a Honda Automobile Dealer.

3.  BUSINESS NAME:

         Upon termination or expiration without renewal of this Agreement, Dealer shall, at its sole expense, promptly remove all Honda Trademarks from its business name and any registration thereof, and shall in all respects cease to hold itself out to the public or trade as a Honda Automobile Dealer. See also Section 2, subsections C and D of Article X, supra, re discontinuance of use of Honda Trademarks.

                                      ARTICLE XV

TERMINATION DELIVERIES

1.  CANCELLATION OF ORDERS:

         Upon the mailing of the written termination or expiration without renewal of this Agreement, Distributor shall have the right to cancel all pending orders of Dealer for Honda Automobiles, Honda Automobile Parts, and special tools and equipment, whether previously accepted by Distributor or not, except as provided in Article XV, Paragraph 2, below.

2.  TERMINATION DELIVERIES:

         In the event of termination of this Agreement or expiration without renewal thereof, and upon written request by Dealer, Distributor will use its best efforts to furnish Dealer with Honda Automobiles to fill Dealer's bona fide orders on hand on the date of termination or expiration without renewal subject to the following conditions and limitations:

         A. Within ten (10) days following the date of service of the notice of termination upon Dealer or expiration without renewal of this Agreement, Dealer shall deliver to Distributor a written schedule of Dealer's bona fide retail orders on hand on the date of termination together with a photo-copy of each such order attached. Such schedule shall show the name and address of each retail customer and the details with respect to each Honda Automobile ordered, including model, body type, color and accessories and shall specify each bona fide order against which Dealer desires Distributor to make delivery and that Dealer does not have in stock such Honda Automobiles to fill such orders. Such unfilled retail orders for which delivery is thus specified by Dealer, when approved by Distributor, shall constitute Dealer's Unfilled Order Schedule. No change or substitution may be made by Dealer in such Dealer's Unfilled Order Schedule and Distributor shall not be obligated to make delivery of any Honda Automobile to Dealer except as specified therein. In the event Dealer fails to deliver to Distributor the timely detailed Schedule above required, Dealer shall have no further rights.

         B. Honda Automobiles shall be delivered to Dealer by Distributor hereunder substantially in accordance with the schedules and basis of delivery in effect with respect to other dealers in the same zone area at the time of Dealer's termination, and Dealer shall accept any such Honda Automobiles required to be delivered by Distributor hereunder against Dealer's Unfilled Order Schedule immediately upon notification by Distributor of the availability to Dealer of such




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

    Honda Automobiles and in accordance with the terms and conditions of sales established by Distributor and in effect at the time of shipment. In the event of its failure to do so, Dealer shall have no further right to receive such Honda Automobiles or any other Honda Automobile in lieu of them.

         C. Dealer shall give Distributor notice immediately of any cancellation for any reason of any retail order set forth in Dealer's Unfilled Order Schedule and in the event of cancellation of any order contained in Dealer's Unfilled Order Schedule before delivery by Distributor of such Honda Automobile against such order, Distributor shall be released from any obligation to make delivery of such Honda Automobile.

3.  EFFECT OF TRANSACTIONS AFTER TERMINATION:

         The acceptance of orders from Dealer or the continuance of sale of Honda Automobiles and Honda Automobile Parts to Dealer or any other act of Distributor after termination of this Agreement shall not be construed as a renewal of this Agreement for any further term nor a waiver of the termination.


                                     ARTICLE XVI

REPURCHASE OF HONDA AUTOMOBILES, HONDA AUTOMOBILE PARTS, SPECIAL TOOLS AND EQUIPMENT AFTER TERMINATION

         Upon the termination or expiration without renewal of this Agreement, Distributor shall have the option to purchase from Dealer all or any part of the properties hereinafter set forth, and Dealer agrees to sell and deliver the same to Distributor in accordance with the provisions herein contained. Distributor shall have thirty (30) days after effective date of termination or expiration without renewal to exercise its option to repurchase the properties hereinafter described.

1.  HONDA AUTOMOBILES:

         All new, unused and undamaged Honda Automobiles unsold at the effective date of termination or expiration of this Agreement in Dealer's inventory, in its possession or under its control which are in first class saleable condition and of the then current model and type, and provided that they were purchased by Dealer from Distributor. The price for such Honda Automobiles shall be the price at which they were originally purchased by Dealer from Distributor or the price last established by Distributor for the sale of identical Honda Automobiles, whichever shall be lower, in either case less all prior refunds and allowances made by Distributor with respect thereto, if any. Further Dealer agrees that within ten (10) days after termination or expiration without renewal of this Agreement, Dealer shall deliver to Distributor a written inventory, in such form as Distributor may require, of all Honda Automobiles in its inventory, possession or control.

2.  HONDA AUTOMOBILE PARTS:

         All new, unused and undamaged Honda Automobile Parts listed in "Distributor's Current Parts Price Schedule," then unsold and in Dealer's inventory, or in its possession or control, which are in first class saleable condition, provided they were purchased by Dealer from Distributor. The price for such Honda Automobile Parts shall be the price then last established by Distributor for the sale of such identical Honda Automobile Parts, less all prior refunds or allowances made by Distributor in respect thereto and less restocking charges. Further Dealer agrees that within thirty (30) days after termination or expiration without renewal, it will deliver to Distributor a list, in such form as Distributor may require, of all Honda Automobile Parts in its inventory, possession or control.

3.  SPECIAL TOOLS AND EQUIPMENT:

         All special tools and equipment for Honda Automobiles owned by Dealer and purchased from Distributor by Dealer or pursuant to request of Distributor. The price for such special tools and equipment shall be a reasonable price determined by Distributor, but such price shall in no event be less than Dealer's cost price for such tools and equipment reduced by a straight line depreciation on the basis of a useful life of five years. Further Dealer agrees that within thirty (30) days after termination or expiration without renewal, it will deliver to Distributor a list of all special tools and equipment in its inventory, possession or control.

4.  DELIVERY TO DISTRIBUTOR:

         Dealer agrees to retain such Honda Automobiles, Honda Automobile Parts, special tools and equipment at Dealer's place of business, labelled and packaged in suitable containers for transportation until receipt of shipping instructions from Distributor, and upon receipt of such shipping instructions, Dealer shall comply therewith.

5.  INSPECTION OF PROPERTY AT DEALER'S PREMISES:

         Distributor, or its designee or designees, at such reasonable time and for such reasonable period of time as Distributor may determine, shall have the right to enter Dealer's premises for the purpose of checking the list submitted by Dealer or examining and inspecting of any and all items of property therein set forth to determine the correctness of the list submitted and the condition of such property.

6.  RIGHT OF REJECTION:

         Notwithstanding anything to the contrary contained and regardless of whether the Distributor has exercised his right of inspection under
    Paragraph 5, of this Article XVI or not, in the event Distributor exercises his option to repurchase the properties described in Paragraphs 1, 2 and 3 of Article XVI, Distributor shall have the right, for a period of thirty (30) days after delivery of such property to Distributor, to reject any or all of the Honda Automobiles, Honda Automobile Parts or special tools and equipment to be repurchased by Distributor, if any such product or property does not meet any of the requirements set forth in said Paragraphs 1, 2 or 3 of this Article XVI, or if any such products or property so delivered to Distributor was purchased by Dealer for premises operated under another and separate Honda Automobile Sales Agreement.

7.  LIENS AND ENCUMBRANCES:

         All Honda Automobiles, Honda Automobile Parts, Honda Signs, special tools and equipment to be repurchased by Distributor pursuant to provisions of Article XIV or Article XVI of this Agreement shall be free and clear of all liens, encumbrances or attachments, and Distributor may deduct from the purchase price of such property all indebtedness of Dealer to Distributor, including any payments made by Distributor to satisfy any lien, encumbrance or attachment.

8.  PAYMENT:

         All payment due from Distributor to Dealer pursuant to provisions of
    Article XIV or Article XVI of this Agreement or in connection with the termination of Dealer's Sales Agreement, shall be made by Distributor within ten (10) days after all matters therein provided shall be finally determined and all credits and offsets ascertained. In the event it be found that a balance is due from Dealer to Distributor, Dealer shall pay such sum to Distributor within ten (10) days of notice of such balance.

9.  FREIGHT AND INSURANCE CHARGES:

         If Dealer cancels this Agreement, Dealer shall pay all freight and insurance charges from Dealer's premises to the place of delivery designated by Distributor on all repurchases of Honda Automobiles, Honda Automobile Parts, special tools and equipment, Honda Signs, manuals, literature, promotional material, etc., which

    Distributor is obligated to, or elects to, repurchase under this Agreement, provided that Dealer shall not be liable for any amount greater than the freight and insurance charges from Dealer's premises to Distributor's closest warehouse.


                                     ARTICLE XVII

OBLIGATIONS OF DISTRIBUTOR IN CASE OF DEATH

1.  DEATH OF DEALER:

         Notwithstanding the right of Distributor to forthwith terminate this Agreement pursuant to Paragraph 10 of Article XIII herein upon the death or incapacitation (for reasons of health) of any person referred to therein, Distributor shall not so terminate this Agreement pursuant to said Paragraph 10 before the end of the calendar year during which such death or incapacitation of any such person occurs, if upon such death or incapacitation of such person his/her beneficial interest in Dealer's business passes directly to his/her spouse or children, or any of them, and if either (1) the person having executive powers and responsibility in the management of the Dealer's business remains unchanged, or (2) within sixty (60) days after said death or incapacitation arrangements are completed for the assumption of executive power and responsibility in Dealer's business during the remainder of the calendar year by persons acknowledged by Distributor to be satisfactory to it. However, nothing in this Article XVII shall affect or waive Distributor's right otherwise to terminate this Agreement pursuant to any provision of this Agreement other than said Paragraph 10 and subject to any laws relating thereto in which the Dealer is located.


                                    ARTICLE XVIII

DISTRIBUTOR'S ASSISTANCE

1.  ASSISTANCE IN SALE OF DEALER'S BUSINESS:

         To the end that the equities of the Dealer may be protected and its loss, if any, be minimized, Distributor will assist Dealer in the orderly disposition of Dealer's business assets in accordance with the following provisions:

         A. If Dealer desires the assistance of Distributor in the disposition of Dealer's business assets, which at the time of Dealer's first knowledge of termination of expiration of this Agreement were being used solely for the performance of Dealer's obligations under this Agreement and Dealer's Sales Agreement, Dealer may within thirty (30) days from effective date of termination of this Agreement file with Distributor a written request for assistance in the disposition of such business assets and shall therein set forth an itemized statement of all assets and property to be included therein, excluding therefrom all Honda Automobiles, Honda Automobile Parts, special tools and equipment and Honda Signs, etc., as may be repurchased by Distributor under the provisions of Article XIV and Article XVI of this Agreement. If Dealer fails to make such timely request, Distributor shall be released from any and all obligations to Dealer under the section.

         B. Upon receipt of such request from Dealer, Distributor shall endeavor to locate a purchaser who will offer to purchase such business assets of the Dealer's business used solely for the performance of Dealer's obligations under this Agreement and Dealer's Sales Agreement at the price set by Dealer or at a fair and reasonable price. In the event Distributor is unable to locate a purchaser of such business assets at a price acceptable to Dealer within thirty (30) days after receipt of such request from Dealer, then Distributor shall be released from any and all obligations to locate a purchaser for Dealer pursuant to such request.


                                     ARTICLE XIX

GENERAL PROVISIONS

1.  AUTHORITY TO SIGN FOR DISTRIBUTOR:

         Dealer acknowledges that only a Vice-President, or Secretary or Assistant Secretary is authorized on behalf of Distributor to execute this Agreement or to agree to any variation, modification or amendment of any of its provisions.

2.  ENTIRE AGREEMENT:

         This instrument contains the entire Agreement between the parties. No representations or statements other than those expressly set forth herein were made or relied upon in entering into this Agreement.

3.  RELEASE OF CLAIMS:

         This Agreement terminates and supersedes as of the beginning of its term all prior agreements, if any, with respect to Honda Automobiles and Honda Automobile Parts between the parties. The parties hereby waive, abandon and relinquish any and all claims of any kind and nature whatsoever arising from or out of or in connection with any such prior agreement, provided, however, that nothing herein contained shall be deemed a waiver of any claims arising out of prior sales of Honda Automobiles and Honda Automobile Parts by Distributor to Dealer.

4.  VARIATIONS, MODIFICATIONS, AMENDMENTS:

         This Agreement may not be varied, modified or amended except by an instrument in writing duly signed by the parties.

5.  NO TRANSFER:

         Neither this Agreement, nor any part thereof or any interest therein, may be transferred or assigned by Dealer without the prior written consent of Distributor except states with law regulating transfers.

6.  NOTICES:

         All notices under or pursuant to the provisions of this Agreement shall be directed to the other party at their respective address as stated herein, or, if either of the parties shall have specified another address by notice in writing to the other party, to the address thus last specified. The parties shall advise each other forthwith in writing of any change of address.

7.  WAIVERS:

         The waiver by either party of any breach or violation of or default under any provision of this Agreement shall not be deemed to be a waiver by such person of any subsequent breach or violation thereof or default thereunder, or of any other provisions herein.

8.  DIVISIBILITY:

         This Agreement is to be governed by and construed according to the laws of the State of California. If any provision of this Agreement should be held invalid or unenforceable for any reason whatsoever or to violate any law of the United States, the District of Columbia or any state this Agreement shall be considered divisible as to such provision, and such provision shall be deemed deleted from this Agreement in such jurisdiction or, in the event that it should be held to violate only the laws of the District of Columbia or of any state, such provision shall be inapplicable only within the territory thereof, and the remainder of this Agreement shall be valid and binding as if such provision was not included herein or as if it were included herein only with respect to territories outside of such District or state, as the case may be.




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